UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 20, 2011 (November 18, 2011)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Duluth, GA	30097

(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 18, 2011, Elizabeth B. Chandler, the Vice President and General Counsel of Asbury Automotive Group, Inc., entered into a sales plan (the "Chandler Plan") pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. Commencing on December 19, 2011, Ms. Chandler's broker may sell up to a certain number of shares of the Company's common stock at specified minimum market prices upon the exercise of options through April 25, 2012, unless the Chandler Plan terminates at an earlier date in accordance with its terms.

In August 2011, Ms. Chandler announced her resignation from the Company and executed a transition agreement with the Company pursuant to which she agreed to remain employed with the Company through February 28, 2012. Specific sales transactions under the Chandler Plan executed prior to Ms. Chandler's departure date with the Company will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: December 20, 2011	By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	President and Chief Executive Officer